Exhibit 32.2
Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350
For purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, William W. Burke, the chief financial officer of Encore Medical Corporation (the “Company”) hereby certifies that, to his knowledge:
(i) This Quarterly Report on Form 10-Q for the quarter ending October 1, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 9, 2005

/s/ William W. Burke
William W. Burke
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Encore Medical Corporation and will be furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of this Report or as a separate disclosure document.